UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2020

YUMANITY THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37695 (Commission File Number)	20-8436652 (IRS Employer Identification No.)

40 Guest Street, Suite 4410 Boston, MA (Address of principal executive offices)		02135 (Zip Code)

Registrant’s telephone number, including area code: 617-409-5300

Proteostasis Therapeutics, Inc.

80 Guest Street, Suite 500, Boston, MA, 02135

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	YMTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Explanatory Note

On December 22, 2020, pursuant to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of August 22, 2020 and as amended on November 6, 2020, by and among Yumanity Therapeutics, Inc. (formerly known as Proteostasis Therapeutics, Inc.) (the “Company”), Yumanity, Inc. (formerly known as Yumanity Therapeutics, Inc.) (“Yumanity”) and Pangolin Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), the Company completed the previously announced merger transaction with Yumanity, pursuant to which Merger Sub merged with and into Yumanity, with Yumanity surviving such merger as a wholly owned subsidiary of the Company (the “Merger”).

Following the Merger, on December 22, 2020, pursuant to the Subscription Agreement (the “Subscription Agreement”), dated as of December 14, 2020, by and among the Company and the purchasers named therein (“Purchasers”), the Company completed the previously announced sale of approximately $33.6 million of the Company’s common stock, par value $0.001 per share (“Company Common Stock”) to the Purchasers in a private placement (the “Private Placement”). Following the Merger and the Private Placement, the Company had 10,094,783 shares of Company Common Stock issued and outstanding.

Item 1.01	Entry into a Material Definitive Agreement.

Contingent Value Rights Agreement

In connection with the Merger, the Company entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with Shareholder Representative Services LLC as representative of the Company stockholders or deemed Company stockholders that are to receive CVRs. The CVR Agreement entitles each holder of Company Common Stock as of immediately prior to the effective time of the Merger (the “Effective Time”) to receive certain net proceeds, if any, derived from the grant, sale or transfer of rights of the CF Assets (as defined in the CVR Agreement) completed prior to the Effective Time or during the 9-month period after the Effective Time (with any potential payment obligations continuing until the 10-year anniversary of the closing of the Merger Agreement). The contingent value rights are not transferable, except in certain limited circumstances as provided in the CVR Agreement, will not be certificated or evidenced by any instrument and will not be registered with the Securities and Exchange Commission (“SEC”) or listed for trading on any exchange. The CVR agreement became effective at Closing and will continue in effect until the payment of all amounts payable thereunder or, if no CF Asset sale is completed, at the nine-month anniversary of the Effective Time. There can be no assurances that there will be a qualifying grant, sale or transfer of the CF Assets or that any proceeds will result therefrom.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached to this report as Exhibit 10.1, and is incorporated by reference in this Item 1.01.

Unconditional Secured Guaranty and Pledge Agreement and Loan Amendment

On December 22, 2020, the Company entered into an Unconditional Secured Guaranty and Pledge Agreement (the “Guaranty”) with Hercules Capital, Inc. (the “Lender”) as a condition to the Lender’s consent to the Merger under the Loan and Security Agreement dated as of December 20, 2019, (as amended, the “Loan Agreement”), between Yumanity as borrower and the Lender. Immediately prior to the Merger, Yumanity entered into a Fourth Amendment and Consent to Loan and Security Agreement dated as of December 22, 2020 with Hercules (the “Loan Amendment”). The Guaranty provides for the Company’s guaranty of Yumanity’s obligations under the Loan Agreement and provides the Lender a security interest in all of Company’s assets other than intellectual property as collateral. The Loan Amendment provides for the Lender’s consent to the Merger and to the creation and funding of a Silicon Valley Bank Paycheck Protection Program escrow account to hold funds in connection with Yumanity’s outstanding Paycheck Protection Program loan amounts for which Yumanity has submitted a forgiveness application. The Loan Amendment also amends the definition of “Change in Control” to include the situations in which the Company no longer controls Yumanity. The remaining terms and conditions of the Loan Agreement generally continue in the form existing prior to the Loan Amendment.

As of December 22, 2020, the Loan Agreement provides Yumanity with up to $30 million in term loans. As of December 22, 2020, Yumanity’s outstanding borrowings under the Loan Agreement are $15,320,092 in principal and the interest accrued thereon.

The foregoing descriptions of the Guaranty and the Loan Amendment are qualified in their entirety by reference to the full text of the Guaranty and Loan Amendment, which are attached hereto as Exhibits 10.2 and 10.3 respectively, and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 22, 2020, the Company completed the Merger pursuant to the Merger Agreement. In connection with the Merger, and immediately prior to the Effective Time, the Company effected a reverse stock split of the Company Common Stock at a ratio of 1:20 (the “Reverse Stock Split”). Also, in connection with the Merger, the Company changed its name from “Proteostasis Therapeutics, Inc.” to “Yumanity Therapeutics, Inc.” (the “Name Change”) and the business conducted by the Company became primarily the business conducted by Yumanity, which is a clinical stage biopharmaceutical company dedicated to accelerating the revolution in the treatment of neurodegenerative diseases.

At the Effective Time, each outstanding share of Yumanity common stock was converted into the right to receive 0.2108 (the “Exchange Ratio”) shares of Company Common Stock, as set forth in the Merger Agreement. The Exchange Ratio was determined based on the total number of outstanding shares of Company Common Stock and Yumanity common stock, each on a fully diluted basis, and the respective valuations of Yumanity and the Company at the time of execution of the Merger Agreement. In connection with the Merger, the Company also assumed certain outstanding Yumanity warrants and Yumanity stock options under Yumanity’s Amended and Restated 2018 Stock Option and Grant Plan (the “2018 Yumanity Plan”), with such stock options and warrants henceforth representing the right to purchase a number of shares of Company Common Stock equal to the Exchange Ratio multiplied by the number of shares of Yumanity’s common stock previously represented by such stock options and warrants, as applicable, with a proportionate adjustment in exercise price. In connection with the Merger, the Company also assumed the 2018 Yumanity Plan.

Immediately following the Effective Time, there were approximately 9,775,662 shares of Company Common Stock outstanding (post Reverse Stock Split) on a fully diluted basis (including outstanding options, warrants and similar contracts). Immediately following the Effective Time, the former stockholders of Yumanity held approximately 70.3% of the outstanding shares of Company Common Stock on a fully diluted basis and the former stockholders of the Company held approximately 29.7% of the outstanding shares of Company Common Stock on a fully diluted basis (in each case excluding equity incentives available for grant).

Immediately following the closing of the Private Placement, there were approximately 11,236,523 million shares of Company Common Stock outstanding on a fully diluted basis (including outstanding options, warrants and similar contracts), of which (i) the former stockholders of Yumanity owned approximately 61% of the Company Common Stock, (ii) the former stockholders of the Company owned approximately 26% of the Company Common Stock and (iii) the Purchasers owned approximately 13% of the Company Common Stock.

The shares of Company Common Stock, previously trading on the Nasdaq Global Market through the close of business on December 22, 2020 under the ticker symbol “PTI,” commenced trading on the Nasdaq Capital Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “YMTX,” on December 23, 2020, as of which time the Company Common Stock is now represented by a new CUSIP number, 98872L 102.

The issuance of the shares of Company Common Stock to the former stockholders of Yumanity was registered with the SEC on a Registration Statement on Form S-4 (Reg. No. 333-248993). The issuance of the shares of Company Common Stock to holders of stock options issued, or to be issued, under the 2018 Yumanity Plan will be registered with the SEC on a Registration Statement on Form S-8.

The foregoing description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement that was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2020 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Guaranty and Loan Amendment is hereby incorporated by reference in this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

On December 14, 2020, the Company entered into the Subscription Agreement, pursuant to which it agreed to sell and issue approximately $33.6 million shares of Company Common Stock in the Private Placement, as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on December 15, 2020. The closing of the Private Placement was completed on December 22, 2020. In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers which provides the Purchasers with certain registration rights that require the Company to file a Registration Statement on Form S-3 with the SEC within 60 days after the closing of the Private Placement for the purposes of registering the resale of the Shares.

At the closing, the Company sold and issued to the Purchasers 1,460,861 shares of Company Common Stock at a purchase price of $23.00 per share, for an aggregate purchase price of approximately $33.6 million.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibits 10.4 and 10.5 respectively, and are incorporated herein by reference.

The Subscription Agreement and Registration Rights Agreement have been included to provide investors and stockholders with information regarding its terms. They are not intended to provide any other factual information about the Company or the parties thereto. The Subscription Agreement contains representations and warranties that the parties thereto made to, and solely for the benefit of, each other. Investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Subscription Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The securities described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The Company relied on an exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereof. Each of the Purchasers represented that it is an accredited investor within the meaning of Rule 501 of Regulation D and was acquiring the securities for its own account for investment and not with a view towards distribution.

Item 3.03	Material Modification to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As disclosed below under Item 5.07 of this Current Report on 8-K, at the special meeting of the Company’s stockholders held on December 22, 2020 (the “Special Meeting”), the Company’s stockholders approved an amendment to the certificate of incorporation of the Company (the “Stock Split Amendment”) to effect the Reverse Stock Split.

On December 22, 2020, prior to the closing of the Merger, the Company filed the Stock Split Amendment with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. Immediately following the closing of the Merger, the Company filed an amendment to the certificate of incorporation with the Secretary of State of the State of Delaware to effect the Name Change (the “Name Change Amendment”). As a result of the Reverse Stock Split, the number of issued and outstanding shares of Company Common Stock immediately prior to the Reverse Stock Split was reduced to a smaller number of shares, such that every 20 shares of Company Common Stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of Company Common Stock.

No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number, and each stockholder who would otherwise be entitled to a fraction of a share of Company Common Stock upon the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) was, in lieu thereof, entitled to receive a cash payment determined by multiplying the closing price of the Company Common Stock on The Nasdaq Stock Market on the date immediately preceding the date the Reverse Stock Split becomes effective, by the fraction of a share of Company Common Stock to which each stockholder would otherwise be entitled.

The foregoing descriptions of the Stock Split Amendment and the Name Change Amendment are not complete and are subject to and qualified in their entirety by reference to the Stock Split Amendment and the Name Change Amendment, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.01	Changes in Control of Registrant

The information required by this Item 5.01 is contained in Item 2.01 and is incorporated by reference herein.

The information set forth in Item 5.02 of this Current Report on Form 8-K regarding the Company’s board of directors (the “Board”) and principal officers following the Merger are incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Resignation of Directors

In accordance with the Merger Agreement, Franklin Berger, Meenu Chhabra, Emmanuel Dulac, PharmD, Ph.D. and Badrul Chowdhury, M.D. Ph.D. resigned from the Board and any respective committees of the Board of which they were members. The resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Appointment of Directors

In accordance with the Merger Agreement, on December 22, 2020, effective at the Effective Time, the following individuals were appointed to the Board as directors in the classes set forth below: N. Anthony Coles, M.D., Richard Peters, M.D., Ph.D., Patricia L. Allen, Richard A. Heyman, Ph.D., Cecil B. Pickett, Ph.D. and Lynne Zydowsky, Ph.D.

Other than pursuant to the Merger Agreement, there were no arrangements or understandings between the Company’s newly appointed directors and any person pursuant to which they were elected. None of the Company’s newly appointed directors has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Class Designations

Following the Merger, the classes of the Board are as follows:

•	Class I Directors, whose terms expire at the Company’s 2022 Annual Meeting: Patricia L. Allen, Richard A. Heyman, Ph.D., and Richard Peters, M.D., Ph.D.

•	Class II Directors, whose terms expire at the Company’s 2023 Annual Meeting: David Arkowitz, Jeffery W. Kelly, Ph.D. and Cecil B. Pickett, Ph.D.

•	Class III Directors, whose terms expire at the Company’s 2021 Annual Meeting: Kim C. Drapkin, N. Anthony Coles, M.D. and Lynne Zydowsky, Ph.D.

N. Anthony Coles, M.D., Executive Chair

Dr. Coles is a co-founder of Yumanity and served as Yumanity’s Executive Chair from September 2019 until the closing of the Merger and as a member of Yumanity’s board of directors from December 2014 until the closing of the Merger. Dr. Coles previously served as Yumanity’s President and Chief Executive Officer from October 2014 to September 2019. Dr. Coles has served as the Chairperson of the board of directors of Cerevel Therapeutics since December 2018 and has been the President and Chief Executive Officer of Cerevel Therapeutics since September 2019. Previously, Dr. Coles served as President, Chief Executive Officer and Chairperson of the board of Onyx Pharmaceuticals, Inc., from 2012 until its sale to Amgen in 2013, having served as its President, Chief Executive Officer and a member of its board of directors from 2008 until 2012. Prior to joining Onyx Pharmaceuticals, Inc., Dr. Coles was President, Chief Executive Officer and a director of NPS Pharmaceuticals, Inc. Before joining NPS Pharmaceuticals, Inc. in 2005, Dr. Coles was Senior Vice President of Commercial Operations at Vertex Pharmaceuticals Inc., and earlier, held several executive positions at Bristol-Myers Squibb Company and positions of increasing responsibility at Merck & Co., Inc. In addition to having previously served as a director of Onyx Pharmaceuticals and NPS Pharmaceuticals, Dr. Coles was formerly a director of CRISPR Therapeutics AG, Laboratory Corporation of America Holdings and Campus Crest Communities, Inc. Dr. Coles currently serves on the board of directors of McKesson Corporation and Regeneron Pharmaceuticals, Inc. and is a member of the Board of Trustees for Johns Hopkins University. He is also a member of the Council for the Smithsonian’s National Museum of African American History and Culture in Washington, D.C.; a member of the Board of Trustees for The Metropolitan Museum of Art in New York City; a member of the board of directors of the Council on Foreign Relations, an independent, non-partisan membership organization, think tank, and publisher; and a member of the Harvard Medical School Board of Fellows. Dr. Coles earned a B.A. at Johns Hopkins University, a M.D. from Duke University, and a M.P.H. from Harvard University. He completed his cardiology and internal medicine training at Massachusetts General Hospital and was a research fellow at Harvard Medical School. Dr. Coles was appointed to serve on the Board because of his extensive leadership, executive, managerial and strategic business experience with life sciences companies.

Richard Peters, M.D., Ph.D., President, Chief Executive Officer and Director

Dr. Peters has served as Yumanity’s President, Chief Executive Officer and member of Yumanity’s board of directors since September 2019. Prior to joining Yumanity, Dr. Peters served as the President and Chief Executive Officer and a member of the board of directors of Merrimack Pharmaceuticals, a biopharmaceutical company, from February 2017 to June 2019. Previously, Dr. Peters served in various capacities at Sanofi Genzyme, a global pharmaceutical company, since 2008, including as Senior Vice President, Head of Global Rare Diseases Business Unit since January 2015, Vice President, Strategy Development Officer, U.S. Rare Disease Unit from May 2014 to December 2014, Vice President, Division Medical Officer, Global Oncology Division from 2011 to May 2014, and Vice President, Head of Global and U.S. Medical Affairs, Hematology and Transplant from 2008 to 2011. Prior to Sanofi Genzyme, Dr. Peters held medical affairs roles at Onyx Pharmaceuticals, Inc. and Amgen Inc., both pharmaceutical companies, and was a co-founder and Chief Executive Officer of Mednav, Inc., a healthcare information technology company. Dr. Peters has served on the board of directors of Aprea Therapeutics, Inc., a biopharmaceutical company, since June 2020. Dr. Peters has also served on the faculty at Harvard Medical School/Massachusetts General Hospital. Dr. Peters holds an M.D. and a Ph.D. in pharmacology from the Medical University of South Carolina and a B.S. from the College of Charleston. Dr. Peters was appointed to serve on the Board because of his extensive industry knowledge and experience in research and development.

Patricia L. Allen, Director

Ms. Allen served as a member of Yumanity’s board of directors from August 2019 until the closing of the Merger. From January 2013 to May 2020, Ms. Allen served as the Chief Financial Officer of Zafgen, Inc., which was acquired by Larimar Therapeutics, Inc. Ms. Allen has over 25 years of financial leadership experience in the biotechnology industry at both publicly traded and private companies. From 2011 to 2012, she provided independent consulting services to biotechnology companies in a variety of areas, including interim chief financial officer services, fundraising, deal structures, financial planning, organizational structure, investor relations and business development. Previously, from 2004 to 2011, Ms. Allen served as the Vice President of Finance, Treasurer and Principal Financial Officer of Alnylam Pharmaceuticals, Inc. Ms. Allen began her career as an auditor at Deloitte & Touche, LLP. Ms. Allen also serves on the board of directors of Deciphera Pharmaceuticals, Inc., a position she has held since 2016, and Inversago Pharma Inc., a position she has held since September 2020. Ms. Allen graduated summa cum laude from Bryant College with a B.S. in business administration. Ms. Allen was appointed to serve on the Board because of her financial expertise and her experience as an executive of companies in the life sciences industry.

David Arkowitz, Director

David Arkowitz has served as a member of the Board since March 2019. Mr. Arkowitz has served as the Chief Financial Officer of Flexion Therapeutics, Inc. since May 2018. From September 2013 to May 2018, Mr. Arkowitz served as Chief Operating Officer and Chief Financial Officer at Visterra (acquired by Otsuka Pharmaceutical Co.), where he led the finance, business development, corporate planning and other functions. Mr. Arkowitz was Chief Financial Officer and General Manager at Mascoma Corporation from June 2011 to September 2013. Previously, Mr. Arkowitz served as Chief Financial Officer and Chief Business Officer at AMAG Pharmaceuticals, and Chief Financial Officer of Idenix Pharmaceuticals (acquired by Merck & Co., Inc.). Prior to Idenix, Mr. Arkowitz spent more than 13 years at Merck & Co., Inc. where he held roles of increasing responsibility, including Vice President and Controller of the U.S. Human Health division and Controller of the Global Research and Development division, and Chief Financial Officer of the Canadian subsidiary. Mr. Arkowitz serves on the board of directors of Spring Bank Pharmaceuticals. Mr. Arkowitz earned a B.A. in Mathematics from Brandeis University and an M.B.A. in Finance from Columbia University Business School. Mr. Arkowitz was selected to serve on the Board because of his extensive financial and operational life sciences experience.

Kim C. Drapkin, Director

Kim C. Drapkin has served as a member of the Board since February 2019. Ms. Drapkin has served as the Chief Financial Officer of Jounce Therapeutics, Inc. since August 2015 and as its Treasurer since February 2013. From 2009 to August 2015, Ms. Drapkin was the owner of KCD Financial LLC, a consulting firm, through which she served as Jounce Therapeutics’ interim Chief Financial Officer from 2012 to August 2015 and consulted for numerous biotechnology companies. Previously, Ms. Drapkin served as Chief Financial Officer of Predix Pharmaceuticals Holdings, Inc. from 2005 to 2006, and, after Predix was acquired by EPIX Pharmaceuticals, Inc., as the Chief Financial Officer of EPIX from 2006 to 2009. From 1995 to 2005, Ms. Drapkin served in a variety of roles of increasing responsibility at Millennium Pharmaceuticals, Inc., (acquired by Takeda Pharmaceutical Company), including Director of Finance. Ms. Drapkin began her career at PricewaterhouseCoopers LLP, is a certified public accountant and holds a B.S. in accounting from Babson College. Ms. Drapkin was selected to serve on the Board because of her extensive financial expertise within the pharmaceutical industry.

Jeffery W. Kelly, Ph.D., Director

Mr. Kelly is a co-founder of the Company and has served as a member of the Board since its founding in December 2006 and as a member of Yumanity’s board of directors from December 2014 until the closing of the Merger. Since January 2019, Dr. Kelly has served on the board of directors and as a scientist of The Scripps Research Institute in La Jolla, California. From September 2008 until 2019, he served as the Chairman of Molecular and Experimental Medicine and the Lita Annenberg Hazen Professor of Chemistry within the Skaggs Institute of Chemical Biology at The Scripps Research Institute. From August 2000 to December 2008, he served as Dean of Graduate Studies at The Scripps Research Institute, and from July 2000 to December 2006, he also served as Vice President of Academic Affairs. Dr. Kelly also co-founded two other companies, FoldRx Pharmaceuticals, Inc. and Misfolding Diagnostics Inc. He received his Ph.D. in organic chemistry from the University of North Carolina at Chapel Hill. Dr. Kelly was selected to serve on the Board because of his long history with Proteostasis and Yumanity and his scientific and technical expertise.

Richard A. Heyman, Ph.D., Director

Dr. Heyman served as a member of Yumanity’s board of directors from May 2016 until the closing of the Merger. Dr. Heyman is the co-founder of Metacrine, Inc. and has served as the Chairman of its board of directors since June 2015. He also serves as a member of the boards of directors of Gristone Oncology, Inc., ORIC Pharmaceuticals, Inc. and BCTG Acquisition Corp. Dr. Heyman was a co-founder of ORIC Pharmaceuticals, Inc. and served as its Interim Chief Executive Officer from October 2015 to June 2016. From August 2013 to April 2015, Dr. Heyman served as the Chief Executive Officer of Seragon Pharmaceuticals, Inc., a private biotechnology company which was acquired by Genentech in August 2014. Prior to joining Seragon, Dr. Heyman co-founded and served as the Chief Executive Officer of Aragon Pharmaceuticals, Inc. until it was acquired by Johnson & Johnson in August 2013. Dr. Heyman also serves on the boards of directors for private life sciences companies Vividion Therapeutics, Inc., PMV Pharmaceuticals, Inc. and Amunix Inc. He is a member of the Board of Trustees at the Salk Institute and on the Board of Visitors at the University of California at San Diego Moores Cancer Center. Dr. Heyman received a Ph.D. in pharmacology from the University of Minnesota and a B.S. in chemistry from the University of Connecticut. Dr. Heyman was appointed to serve on the Board because of his experience as an executive of companies in the life sciences industry.

Cecil B. Pickett, Ph.D., Director

Dr. Pickett served as a member of Yumanity’s board of directors from May 2016 until the closing of the Merger. Dr. Pickett served as President, Research and Development and a member of the board of directors of Biogen Idec Inc. from September 2006 until his retirement in October 2009. Prior to joining Biogen Idec, Dr. Pickett held several senior R&D positions, including Corporate Senior Vice President of Schering-Plough Corp. and President of Schering-Plough Research Institute. Prior to joining Schering-Plough, he held several senior R&D positions at Merck & Co. Dr. Pickett received a B.S. in biology from California State University at Hayward and a Ph.D. in cell biology from University of California at Los Angeles. He is a member of the National Academy of Medicine and previously served as a director of Zimmer Biomet from March 2008 to March 2018. Dr. Pickett was appointed to serve on the Board because of his scientific background and experience in the life sciences industry.

Lynne Zydowsky, Ph.D., Director

Dr. Zydowsky served as a member of Yumanity’s board of directors from October 2019 until the closing of the Merger. Dr. Zydowsky has served as the President and co-founder of the Alexandria Summit since 2011, the Chief Science Officer of Alexandria Real Estate Equities, Inc./Alexandria Venture Investments since 2016 and President of Zydowsky Consultants, a consulting practice offering services to life sciences company, since August 2003. Prior to that, Dr. Zydowsky was co-founder and Chief Operating officer of Renovis, Inc. (now Evotec) and served as Vice President of Pharmaceutical Business Development at Exelixis, Inc. Dr. Zydowsky has served on the board for the Reagan-Udall Foundation for the FDA since October 2018, the Board of Trustees for Butler University since September 2016, and the Discovery Council for Harvard Medical School since August 2018. Dr. Zydowsky earned her Ph.D. in chemistry from The Ohio State University and was a National Institutes of Health postdoctoral fellow in the Department of Biological Chemistry and Molecular Pharmacology at Harvard Medical School. She has a B.S. in pharmacy from Butler University. Dr. Zydowsky was appointed to serve on the Board because of her experience working with life sciences companies and knowledge of the life sciences industry.

Committees

Audit Committee

In connection with the closing of the Merger, Patricia L. Allen, David Arkowitz and Kim C. Drapkin were appointed to the audit committee of the Board, and Patricia L. Allen was appointed the chair of the audit committee.

Compensation Committee

In connection with the closing of the Merger, Richard A. Heyman, Ph.D., Kim C. Drapkin and Cecil B. Pickett, Ph.D. were appointed to the compensation committee of the Board, and Richard A. Heyman, Ph.D. was appointed the chair of the compensation committee.

Nominating and Corporate Governance Committee

In connection with the closing of the Merger, Cecil B. Pickett, Ph.D., David Arkowitz and Lynne Zydowsky, Ph.D. were appointed to the nominating and corporate governance committee of the Board, and Cecil B. Pickett, Ph.D. was appointed the chair of the nominating and corporate governance committee.

Indemnification Agreements

On December 22, 2020, each of the Company’s directors and officers entered into the Company’s standard form of Indemnification Agreement, which is attached as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Resignation of Executive Officers and Principal Officers

In accordance with the Merger Agreement, on December 22, 2020, effective time of the Merger, Meenu Chhabra resigned as President and Chief Executive Officer of the Company, Marija Zecevic, Ph.D. resigned as the Company’s Chief Operating Officer and Mike Alfieri resigned as the Company’s principal accounting officer.

Appointment of Principal Officers

In accordance with the Merger Agreement and an action of the Board, on December 22, 2020, the Board appointed Richard Peters M.D., Ph.D. as the Company’s President and Chief Executive Officer, Paulash Mohsen, as Company’s Chief Business Officer and Marie Epstein, as the Company’s Principal Accounting Officer, each effective as of the closing of the Merger and to serve at the discretion of the Board.

There are no family relationships among any of the Company’s newly appointed principal officers. None of the Company’s newly appointed principal officers has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Richard Peters M.D., Ph.D. Dr. Peters’ biographical information is disclosed in the section above under the heading “Appointment of Directors.”

Paulash Mohsen, Chief Business Officer and Principal Financial Officer

Mr. Mohsen has served as Yumanity’s Chief Business Officer since May 2015. Prior to joining Yumanity, from 2013 to 2015, he served as Country Manager in Canada for Cubist Pharmaceuticals, which was acquired by Merck & Co., Inc. Previously, Mr. Mohsen served as Vice President, Strategy and Business Operations for Optimer Pharmaceuticals from 2011 to 2013, which was acquired by Cubist. Prior to Cubist, Mr. Mohsen held strategic and operational roles of increasing responsibility at Pfizer from 1997 to 2011, including Vice President of Strategy and Vice President, Multi-Channel Management. Mr. Mohsen holds a B.S. in chemical engineering from Brown University, an M.S. in chemical engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard Business School.

Marie Epstein, Principal Accounting Officer

Ms. Epstein has served as Yumanity’s vice president, finance since July 2018. Prior to Yumanity, Ms. Epstein served as chief accounting officer of Turbonomic, Inc. from June 2015 to June 2018. Prior to joining Turbonomic, Ms. Epstein was chief financial officer of Plastiq from October 2012 to April 2014. Ms. Epstein holds a B.A. in Psychology from Harvard College and an M.S./MBA in Accounting from Northeastern University’s D’Amore-McKim School of Business. She has held an active CPA license in Massachusetts for over twenty years.

Item 5.03	Amendments to Certificate of Incorporation

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 5.07	Submission of Matters to a Vote of Security Holders

On December 22, 2020, the Company held its Special Meeting. The following is a brief description of the final voting results for each of the proposals submitted to a vote of the stockholders at the Special Meeting. The final voting results do not reflect the Reverse Stock Split. Voting results are, when applicable, reported by rounding fractional share voting up or down to the nearest round number.

(a) Proposal 1 — Approval of the Issuance of Common Stock in the Merger. The proposal to approve the Issuance of Common Stock in the Merger to the Yumanity Stockholders in accordance with the terms of the merger agreement, and the change of control resulting therefrom was approved, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,673,424	1,308,700	245,790	20,404,114

(b) Proposal 2 — Approval of the Reverse Stock Split. The proposal to approve the amendment to the certificate of incorporation of the Company effecting the Reverse Stock Split was approved, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,112,449	11,034,450	1,485,129	0

(c) Proposal 3 — Advisory, Non-Binding Vote on Merger-Related Executive Compensation Arrangements. The proposal to approve the merger-related executive compensation arrangements was approved, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,157,512	5,903,483	3,166,919	20,404,114

(h) Proposal 4 — Approval of Name Change. Proposal to approve an amendment to the certificate of incorporation of the Company effecting the Name Change was approved, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,659,394	3,412,156	560,478	0

(h) Proposal 5 — Approval of Possible Adjournment of the Special Meeting. Proposal to adjourn the meeting if the Company fails to receive a sufficient number of votes to approve Proposal Nos. 1, 2, 3, or 4 was approved, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,036,162	9,799,080	3,796,786	0

item 8.01	Other Events.

On December 23, 2020, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Yumanity Inc.

The Company will file the financial statements required to be filed by this Item 9.01(a) not later than seventy-one (71) calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The Company will file the financial statements required to be filed by this Item 9.01(b) not later than seventy one (71) calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits Below is a list of exhibits included with this Current Report on Form 8-K.

Exhibit No.	Document

2.1	Agreement and Plan of Merger and Reorganization, dated as of August 22, 2020, by and among the Company (formerly known as Proteostasis Therapeutics, Inc.), Yumanity, Inc. (formerly known as Yumanity Therapeutics, Inc.) and Pangolin Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K (File No. 001-37695) filed on August 24, 2020).

3.1	Certificate of Amendment of Fifth Amended and Restated Certificate of Incorporation of the Company (formerly known as Proteostasis Therapeutics, Inc.) related to the Reverse Stock Split, dated December 22, 2020.

3.2	Certificate of Amendment of Fifth Amended and Restated Certificate of Incorporation of the Company (formerly known as Proteostasis Therapeutics, Inc.) related to the Name Change, dated December 22, 2020.

10.1+	Contingent Value Rights Agreement, dated as of December 22, 2020 by and among the Company and Shareholder Representative Services LLC.

10.2	Unconditional Secured Guaranty and Pledge Agreement, dated December 22, 2020 by and between the Company (formerly known as Proteostasis Therapeutics, Inc.) and Hercules Capital, Inc.

10.3	Fourth Amendment and Consent to Loan and Security Agreement dated as of December 22, 2020, by and among Yumanity, Inc. (formerly Yumanity Therapeutics, Inc.), the lenders party thereto and Hercules Capital, Inc.

10.4	Subscription Agreement, dated as of December 14, 2020 by among the Company (formerly known as Proteostasis Therapeutics, Inc.) and certain purchaser listed therein (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 001-37695) filed on December 15, 2020).

10.5	Registration Rights Agreement, dated as of December 22, 2020 by among the Company (formerly known as Proteostasis Therapeutics, Inc.) and certain purchasers listed therein.

10.6#	Form of Director and Officer Indemnification Agreements.

10.7	Yumanity Therapeutics, Inc. Amended and Restated 2018 Stock Option and Grant Plan and forms of award agreements thereunder.

99.1	Press Release, issued on December 23, 2020.

#	Indicates a management contract or any compensatory plan, contract or arrangement
+

Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit were omitted by means of marking such portions with an asterisk because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Yumanity Therapeutics, Inc.

By:	/s/ Richard Peters
Name:	Richard Peters
Title:	President & Chief Executive Officer

Date: December 30, 2020